EXHIBIT 23.3




                 CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS

The Board of Directors and Stockholders
Pioneer Natural Resources Company

     We consent to the incorporation by reference in the Registration Statements (No. 333-35087, No. 333-35165, No. 333-39153, No. 333-39249, No. 333-44851, No.
333-35085,  and No. 333- 35175) on Form S-8 and (No.  333-42315,  No. 333-44439,
No. 333-46311 and No. 333-39381) on Form S-3 of Pioneer Natural Resources Company and subsidiaries, to our report dated January 19, 1998, in the December 31, 1997 annual report on Form 10-K of Pioneer Natural Resources Company.


                                       Very truly yours,


                                       GILBERT LAUSTSEN JUNG ASSOCIATES LTD.



                                       / s / Wayne W. Chow
                                       -------------------------------------
                                       Wayne W. Chow, P. Eng. and Vice President

Calgary, Alberta
March 18, 1998





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